EXHIBIT 99.1

Kohlberg Capital Corporation Announces First Quarter 2011 Financial Results

NEW YORK, May 6, 2011 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) (the "Company") announced its first quarter 2011 financial results.

Financial Highlights

  Net investment income for the three months ended March 31, 2011 was approximately $5.0 million, or $0.22 per share as compared to 2.6 million, or $0.11 per share for the three months ended March 31, 2010.
  The Company declared dividends of $0.17 per share for the first quarter of 2011.
  Net asset value per share of $8.64 as of March 31, 2011 as compared to $8.21 as of December 31, 2010.
  The Company fully repaid its secured borrowing facility on January 31, 2011.
  In March 2011, the Company closed a $60 million unsecured convertible debt issuance with a five year maturity and fixed rate of 8.75%.
  At March 31, 2011, the fair value of the Company's total assets totaled approximately $271 million.

"The Company had a busy first quarter with two significant milestones – one that eliminated potential concerns regarding our previous secured credit facility and another that creates longer-term fixed rate financing and the ability to fund investment portfolio growth. As a result of our complete repayment of our secured lending facility at the end of January, any remaining concerns about a further loss of NAV was alleviated when approximately $73 million of collateral previously securing the Facility was released to us and thus no longer subject to potential forfeiture. In March, we then issued $60 million of unsecured convertible debt with a five year maturity and fixed rate of 8.75%."

Operating Results

For the three months ended March 31, 2011, the Company reported total investment income of approximately $7.3 million, compared to approximately $7.0 million in the prior year period. Investment income from debt securities decreased approximately $2.8 million, from approximately $4.8 million in 2010 to approximately $2.0 million in 2011 due to a reduction in size of our loan portfolio investment balances on which interest is earned. The decrease in assets is primarily due to the sale of assets used to pay off the Company's secured credit facility during the quarter. In addition, investment income from CLO fund securities for the three months ended March 31, 2011 was approximately $3.4 million as compared to $2.2 million for the three months ended March 31, 2010. Katonah Debt Advisors, the Company's wholly-owned asset manager, did not pay a cash dividend to the Company during the first quarter although it is anticipated that such distributions will occur during the rest of 2011. Other income recognized in the three months ended March 31, 2011 included a $2 million payment to settle all outstanding claims in connection with litigation previously initiated by the Company against its lenders for the secured credit facility that was fully repaid in January.

Expenses for the three months ended March 31, 2011 totaled approximately $2.3 million as compared to approximately $4.4 million for the same period in 2010. The decrease in expenses is primarily attributed to a decrease in interest expense that is a result of a reduction in average debt outstanding in connection with paying off the Company's secured credit facility. Professional fee expenses for the three months ended March 31, 2011 are higher by approximately $260,000 relative to the same prior year period primarily due to fees paid to a third party advisor for strategic analysis of debt and equity alternatives as well as increased accounting fees related to our recent issuance of Convertible Senior Notes. Such increase was offset, in part, by reduced legal fees.

Realized losses for the three months ended March 31, 2011 were approximately $1.8 million, and for the same period in 2010, $2.3 million. Net investment income for the three months ended March 31, 2011 was approximately $5.0 million, or $0.22 per share, compared to approximately $2.6 million, or $0.11 per share for the three months ended March 31, 2010.

The net change in unrealized gains for the three months ended March 31, 2011 totaled approximately $6.4 million, as compared to an unrealized gain of $1.3 million at March 31, 2010.

Investment Portfolio

Kohlberg Capital Corporation's portfolio fair value was $194 million as of March 31, 2011. The following table shows the composition of the Company's portfolio by security type at March 31, 2011 as compared to the year ended December 31, 2010:

	March 31, 2011			December 31, 2010
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$168,132	$168,132	—%	$720,225	$720,225	—%
Money Market Account	169,858	169,858	—	210,311	210,311	—
Senior Secured Loan	31,815,722	23,276,764	12	34,183,551	22,001,256	12
Junior Secured Loan	73,991,930	60,010,630	31	76,896,867	63,944,003	33
Mezzanine Investment	10,744,496	250,000	—	10,744,496	250,000	—
Senior Subordinated Bond	4,320,342	4,528,209	2	4,320,596	4,490,709	2
Preferred	400,000	373,560	—	650,961	607,921	—
CLO Fund Securities	68,300,589	55,981,000	29	68,280,200	53,031,000	29
Equity Securities	16,199,845	7,388,465	4	13,232,266	4,437,871	2
Affiliate Asset Managers	44,393,453	42,196,000	22	44,532,329	41,493,000	22
Total	$250,504,367	$194,342,618	100%	$253,771,802	$191,186,296	100%

¹ Represents percentage of total portfolio at fair value.

The Company's loan and bond portfolio (excluding its investment in CLO fund securities, short-term investments and affiliate asset managers discussed further below) as of March 31, 2011 totaled $88.4 million at fair value, of which 94% are secured loans. The cost of such investments was $121.3 million, representing a fair value discount to cost of 27% or approximately $1.44 per outstanding share. As of March 31, 2011, the Company had no exposure to mortgage securities, consumer borrowings or related asset backed securities. The weighted average yield on the Company's income producing loan and bond portfolio at March 31, 2011 was approximately 8.7%.

The portfolio of middle market corporate loan and debt securities at quarter end, representing 45% of the total investment portfolio, was spread across 19 different industries and 28 different entities with an average balance per entity of approximately $3.2 million. As of March 31, 2011, all but four issuers or approximately 1% of total investments at fair value were current on their debt service obligations.

Investment in CLO Fund Securities

As of March 31, 2011, the Company's investment at fair value in CLO Fund securities was approximately $56 million. The underlying assets in each of the CLO funds are generally diversified secured and unsecured corporate debt and do not include any asset backed securities, such as those secured by commercial or residential mortgages. Our two largest CLO fund investments, Katonah X CLO Ltd. and Katonah 2007-1 CLO Ltd., both managed by our wholly-owned asset manager, Katonah Debt Advisors, represented 78% of our investments in CLO fund securities at March 31, 2011, have never suspended distributions since inception and are currently yielding and annualized return of approximately 24% on fair value. One CLO Fund security, not managed by Katonah Debt Advisors, representing a fair value of $1,000, is not currently providing a dividend payment to the Company.

Investment in Asset Manager

At March 31, 2011, the Company's investment at fair value in affiliate asset managers, including Katonah Debt Advisors, was approximately $42 million as compared to approximately $41 million at December 31, 2010. Katonah Debt Advisors' assets under management at March 31, 2011 totaled approximately $1.9 billion. Currently, all CLO Funds managed by Katonah Debt Advisors are paying both their senior and subordinated management fees on a current basis.

Liquidity and Capital Resources

At March 31, 2011, Kohlberg Capital had unrestricted cash and time deposits of approximately $71 million, total assets of approximately $271 million and stockholders' equity of $197 million. The Company's net asset value per common share was $8.64. As of March 31, 2011, we had approximately $60 million of outstanding borrowings at a fixed rate of interest of 8.75%, and our asset coverage ratio of total assets to total borrowings was 428%, compliant with the minimum asset coverage level of 200% generally required for a BDC by the 1940 Act.

At December 31, 2010, we had approximately $87 million of outstanding indebtedness through a secured credit facility. On January 31, 2011, we repaid in full the outstanding balance under this facility. On March 16, 2011, we issued $55 million in aggregate principal amount of unsecured 8.75% convertible senior notes due 2016 ("Convertible Senior Notes"). On March 23, 2011, pursuant to an over-allotment option, we issued an additional $5 million of such Convertible Senior Notes for a total of $60 million in aggregate principal amount.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through additional debt and leverage that may be available to us. As a result, we may seek to enter into additional agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility, the issuance of preferred securities or debt guaranteed by the SBA. We also believe that our current cash position, certain loan investments and cash income earned by our investment portfolio are adequate for our current liquidity needs.

Dividend

Generally, the Company seeks to fund dividends to shareholders from current and distributable earnings, primarily from net interest and dividend income generated by its investment portfolio and any distributions from Katonah Debt Advisors. The Company announced a regular quarterly dividend of $0.17 per share on March 21, 2011. The record date for this dividend was April 8, 2011 and the dividend was paid on April 29, 2011. Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

The Company has adopted a dividend reinvestment plan that provides for reinvestment of our dividends on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

Kohlberg Capital Corporation will hold a conference call on Friday, May 6, 2011 at 4:00 p.m. Eastern Daylight Time to discuss its first quarter 2011 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 877-710-0209. A replay of the call will be available from 7:00 p.m. on May 6, 2011 until 11:59 p.m. Eastern Time on May 12, 2011. The dial in number for the replay is 800-642-1687 and the conference ID is 61922996. Additional information regarding the fair value of the Company's debt investments can also be found on the Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days on our website in the Investor Relations section under Events.

About Kohlberg Capital Corporation (KCAP)

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at http://www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may,'' "will,'' "should,'' "expects,'' "plans,'' "anticipates,'' "could,'' "intends,'' "target,'' "projects,'' "contemplates,'' "believes,'' "estimates,'' "predicts,'' "potential'' or "continue'' or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KOHLBERG CAPITAL CORPORATION
BALANCE SHEETS

	As of March 31, 2011	As of December 31, 2010
	(unaudited)

ASSETS
Investments at fair value:
Time deposits (cost: 2011 -- $168,132; 2010 -- $720,225)	$168,132	$720,225
Money market account (cost: 2011 -- $169,858; 2010 -- $210,311)	169,858	210,311
Debt securities (cost: 2011 -- $121,272,490; 2010 -- $126,545,510)	88,439,163	91,042,928
CLO fund securities managed by non-affiliates (cost: 2011 -- $15,692,113; 2010 -- $15,690,982)	6,261,000	4,921,000
CLO fund securities managed by affiliate (cost: 2011 -- $52,608,476; 2010 -- $52,589,217)	49,720,000	48,110,000
Equity securities (cost: 2011 -- $16,199,845; 2010 -- $13,483,227)	7,388,465	4,688,832
Asset manager affiliates (cost: 2011 -- $44,393,453; 2010 -- $44,532,329)	42,196,000	41,493,000
Total Investments at fair value	194,342,618	191,186,296
Cash	70,747,215	10,175,488
Restricted cash	—	67,023,170
Interest and dividends receivable	2,517,467	2,574,115
Receivable for open trades	—	7,681,536
Accounts Receivable	848,207	851,020
Other assets	2,562,267	331,061
Total assets	$271,017,774	$279,822,686

LIABILITIES
Borrowings	$—	$86,746,582
Senior Convertible Notes	60,000,000	—
Payable for open trades	12,033,703	—
Accounts payable and accrued expenses	1,936,600	2,337,767
Dividend payable	—	3,812,670
Total liabilities	$73,970,303	$92,897,019

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 22,803,233 and 22,767,130 common shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively.	$224,692	$224,274
Capital in excess of par value	283,310,777	282,794,025
Accumulated undistributed net investment income	5,826,266	818,664
Accumulated net realized losses	(36,152,515)	(34,325,792)
Net unrealized depreciation on investments	(56,161,749)	(62,585,504)
Total stockholders' equity	$197,047,471	$186,925,667
Total liabilities and stockholders' equity	$271,017,774	$279,822,686
NET ASSET VALUE PER COMMON SHARE	$8.64	$8.21

KOHLBERG CAPITAL CORPORATION
STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended March 31,
	2011	2010

Investment Income:
Interest from investments in debt securities	$1,968,906	$4,782,363
Interest from cash and time deposits	5,837	6,083
Dividends from investments in CLO fund securities managed by non-affiliates	521,151	348,874
Dividends from investments in CLO fund securities managed by affiliate	2,849,519	1,811,894
Capital structuring service fees	1,248	14,612
Other Income	2,000,000	—
Total investment income	7,346,661	6,963,826
Expenses:
Interest and amortization of debt issuance costs	297,460	2,696,351
Compensation	841,442	787,691
Professional fees	769,965	508,518
Insurance	117,577	102,318
Administrative and other	312,615	290,454
Total expenses	2,339,059	4,385,332
Net Investment Income	5,007,602	2,578,494
Realized And Unrealized Gains (Losses) On Investments:
Net realized gains (losses) from investment transactions	(1,826,723)	(2,272,141)
Net change in unrealized appreciation (depreciation) on:
Debt securities	2,669,255	3,668,958
Equity securities	(16,985)	10,414
CLO fund securities managed by affiliate	1,590,741	2,050,333
CLO fund securities managed by non-affiliate	1,338,869	639,054
Affiliate asset manager investments	841,875	(5,080,203)
Net realized and unrealized appreciation (depreciation) on investments	4,597,032	(983,585)
Net Increase In Net Assets Resulting From Operations	$9,604,634	$1,594,909
Net Increase (Decrease) In Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$0.42	$0.07
Diluted:	$0.40	$0.07
Net Investment Income Per Common Share:
Basic:	$0.22	$0.11
Diluted:	$0.21	$0.11
Weighted Average Shares of Common Stock Outstanding—Basic	22,791,242	22,445,457
Weighted Average Shares of Common Stock Outstanding—Diluted	23,987,407	22,445,457
CONTACT: Kohlberg Capital Corporation
         Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kohlbergcapital.com